Exhibit 16.1

December 10, 2025

U.S. Securities and Exchange Commission

Office of Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Bel Fuse Inc.

File No. 000-11676

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bel Fuse Inc. dated December 10, 2025 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP